EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of CS Financing Corporation of our report dated October 24, 2005 relating to the financial statements of CS Financing Corporation for the period from August 19, 2005 (inception) to September 30, 2005, which appears in this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Minneapolis, Minnesota	/s/ Jeff D. Wieneke
June 29, 2006